                            THE MUSICLAND GROUP, INC.

                                       AND

                          MUSICLAND STORES CORPORATION

                                       AND

               BANK ONE, NA, f/k/a Bank One, Columbus, NA, Trustee
                  (Successor to HARRIS TRUST AND SAVINGS BANK)

                          First Supplemental Indenture

                           Dated as of June 13 , 1997



                      9% SENIOR SUBORDINATED NOTES DUE 2003
















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         THIS FIRST SUPPLEMENTAL  INDENTURE,  dated as of June , 1997, among THE
MUSICLAND GROUP, INC., a Delaware corporation (the "Issuer"), MUSICLAND STORES CORPORATION, a Delaware corporation (the "Guarantor"), and BANK ONE, NA, formerly known as Bank One, Columbus, NA, a national banking association (the "Trustee") as successor to HARRIS TRUST AND SAVINGS BANK (the "Original Trustee").

                                   WITNESSETH:


         WHEREAS,  the Issuer,  the  Guarantor  and the  original  Trustee  have
executed  and  delivered  the  Indenture   dated  as  of  June  17,  1993,  (the
"Indenture");


         WHEREAS, capitalized terms used herein without definition have the respective meanings specified in the Indenture;


         WHEREAS, the Issuer and the Guarantor desire to amend the Indenture in the particulars set forth herein;


         WHEREAS, Section 7.2 of the Indenture provides that the Issuer and the Guarantor, when authorized by board resolutions of the Issuer and Guarantor, respectively, and the Trustee may enter into supplemental indentures with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding by act of said Holders delivered to the Trustee;


         WHEREAS, consent to this First Supplemental Indenture from the Holders of not less than a majority in aggregate principal amount of the Securities as of May 30, 1997 has been obtained pursuant to Article Six of the Indenture;


         AND WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Issuer and Guarantor in accordance with its terms have been done;



                                       (1)


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         NOW THEREFORE:

         For and in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Securities as follows:


         1. The definition of "Credit Agreement" contained in Section 1.1 of the Indenture is amended by adding to the end thereof the following:


         "Without in any manner amending or limiting the generality of the foregoing definition, it is specifically intended by the parties hereto that the term "Credit Agreement" includes the revolving Credit Agreement dated as of October 7, 1994, as heretofore and hereafter amended, among the Issuer, the Guarantor, Morgan Guaranty Trust Company of New York, as Agent and the other lenders party thereto from time to time (the "Revolving Credit Agreement"), and the Term Loan Agreement to be dated as of June , 1997, as hereafter amended, among the Issuer, the Guarantor, Morgan Guaranty Trust Company of New York, as Agent and the other lenders party thereto from time to time (the "Term Loan Agreement")."


         2. Clause (xviii) of the definition of "Permitted Liens" contained in Section 1.1 of the Indenture is amended to read in its entirety as follows:


"(xviii) Liens on Capital Stock of Subsidiaries granted pursuant to the Credit Agreement and other Liens granted pursuant to the Credit Agreement to secure Debt consisting only of (A) advances under the Term Loan Agreement not exceeding an aggregate principal amount of $50,000,000, (B) outstanding credit extensions under the Revolving Credit Agreement in an aggregate principal amount not exceeding $30,000,000 but only until the commitments under the Revolving Credit Agreement are first reduced to $245,000,000 and (C) an additional amount not in excess of $20,000,000 for accrued interest, collection costs and other fees at any time outstanding under the Term Loan Agreement;"



                                       (2)




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          3.  Section  3.8(a) of the  Indenture  is amended by deleting the word
"and" before clause (ix) and adding to the end thereof the following:

         "and (x) Debt Incurred as the result of any reclassification pursuant to GAAP of any lease which was in existence and classified as an operating lease on or at any time prior to December 31, 1996 and Debt Incurred to purchase leased assets under such operating leases but only to the extent in each such instance that the Debt Incurred is not greater than the Issuer's original liability under the operating lease"

         4. Section 4.1(f) of the Indenture is amended by adding in each case after the word "Debt" in the first, third and fifth lines thereof the following:

                  ", other than Debt Incurred as the result of any reclassification pursuant to GAAP of any operating lease or Debt Incurred to purchase leased assets but only to the extent in each such instance that the Debt Incurred is not greater than the Issuer's original liability under the operating lease,"

         5. The Indenture, supplemented as herein above set forth, is in all respects ratified and confirmed, and the terms and conditions of the Indenture, supplemented as herein above set forth, and the Securities and Note Guarantee outstanding thereunder, shall be and remain in full force and effect.

     6. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         7. This First Supplemental Indenture may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.




                                       (3)







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         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  First
Supplemental  Indenture  to  be  duly  executed,  and  where  appropriate,   the
irrespective corporate seals to be hereunto affixed and attested, as of the day and year first written above.

                                                     THE MUSICLAND GROUP, INC.

(CORPORATE SEAL)

                                                     By
                                                        -----------------------
                                                          Jack W. Eugster
                                                     Title: Chairman and CEO
ATTEST:

By
   ------------------------
Title: Asst. Secretary
                                                  MUSICLAND STORES CORPORATION

(CORPORATE SEAL)
                                                  By
                                                      -------------------------
                                                           Jack W. Eugster
                                                  Title: Chairman and CEO

ATTEST:

By
   ------------------------
Title: Asst. Secretary
                                                       BANK ONE, NA.
                                                       Trustee

(CORPORATE SEAL)

                                                   By
                                                   Title:   Authorized Signatory
ATTEST:

By
   ------------------------
Title:  Authorized Signatory
                                       (4)
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